Exhibit 10.1

THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 25, 2006 (this “Amendment”), is by and among BRADLEY PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

        WHEREAS, the Borrower, the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 14, 2005 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

        WHEREAS, the Borrower has requested the Required Lenders amend certain provisions of the Credit Agreement; and

        WHEREAS, the Required Lenders are willing to amend the Credit Agreement, in each case subject to the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1
AMENDMENTS

        1.1 New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of September 25, 2006 by and among the Borrower, the Guarantors and the Administrative Agent.

“Third Amendment Effective Date” shall mean September 25, 2006.

        1.2 Amendment to Definition of Consolidated EBITDA. The definition of Consolidated EBITDA in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Consolidated EBITDA” shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense and (D) certain one-time professional and legal fees and non-cash items incurred during such period, as set forth on Schedule 1.1-4, plus (iii) the Initial MediGene Payment to the extent classified as an expense in accordance with GAAP, plus (iv) certain professional, advisor and legal fees and related costs and disbursements incurred on or before December 31, 2006 in connection with a potential contested election or contested election and related litigation involving members of the Board of Directors of the Borrower and the Borrower, in an aggregate amount not to exceed $2,000,000 plus (v) to the extent reasonably approved by the Administrative Agent and as specifically disclosed in the Borrower’s Form 10-Q filed with the SEC for the quarter ending September 30, 2006, any in-transit customer purchases not recorded as sales during the Borrower’s third quarter ending September 30, 2006 as a result of a change in shipping terms from FOB shipping point to FOB destination minus (vi) any in-transit customer purchases recorded as sales during any quarter as a result of a change in shipping terms from FOB destination to FOB shipping point minus (vii) any non-cash reduction in any reserve account of a Credit Party during such period, all as determined in accordance with GAAP.

        1.3 Amendment to Definition of Fixed Charge Coverage Ratio. The definition of Fixed Charge Coverage Ratio in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITDA for such period minus Consolidated Capital Expenditures made in cash during such period to the extent permitted under this Credit Agreement to (ii) the sum of Consolidated Interest Expense made in cash during such period to the extent permitted under this Credit Agreement plus Scheduled Funded Debt Payments for such period plus total federal, state, local and foreign income, value added and similar taxes paid or payable in cash during such period plus Restricted Payments made during such period (other than Restricted Payments permitted pursuant to Section 6.10(c)).

        1.4 Amendment to Definition of MediGene Acquisition. The definition of MediGene Acquisition in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

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“MediGene Acquisition” shall mean the execution and delivery by the Borrower and MediGene of the MediGene Licensing Agreement and the payment of any obligations by the Borrower thereunder (other than the Initial MediGene Payment), pursuant to which the Borrower is granted the exclusive right to market and promote a treatment for external genital warts in the United States.

        1.5 Amendment to Definition of MediGene Licensing Agreement. The definition of MediGene Licensing Agreement in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

“MediGene Licensing Agreement” shall mean that certain collaboration and licensing agreement, dated as of January 30, 2006, by and among the Borrower and MediGene; provided that such definition shall not include any amendments thereto unless approved by the Administrative Agent.

        1.6 Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        Section 6.10 Restricted Payments.

        Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (c) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 5.9(a) and (c), the Borrower may repurchase shares of its Capital Stock during the period from and after the Third Amendment Effective Date until March 31, 2007 in an aggregate amount not to exceed $18,000,000, and (d) after March 31, 2007 and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase shares of its Capital Stock in an aggregate amount not to exceed $3,000,000 during the remainder of the term of this Credit Agreement.

SECTION 2
CONDITIONS TO EFFECTIVENESS

        2.1 Conditions to Effectiveness. This Amendment shall be and become effective as of the date first above written upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

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(b) Executed Consents. Receipt by the Administrative Agent of executed consents, in the form attached hereto as Exhibit A, from the Required Lenders (each a “Lender Consent”) authorizing the Administrative Agent to enter into this Amendment on their behalf.

(c) Covenant Calculations. Receipt by the Administrative Agent of evidence, satisfactory thereto, that the Borrower and its Subsidiaries are in pro forma compliance with each of the financial covenants set forth in Sections 5.9(a) and (c) of the Credit Agreement, calculated as of June 30, 2006, in each case after giving effect to the $18,000,000 Restricted Payment set forth in Section 5.10(c) of the Credit Agreement, as amended hereby.

(d) Fees and Expenses. The Administrative Agent shall have received from the Borrower, on behalf of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 2:00 p.m. Eastern Time on September 25, 2006, an amendment fee in an amount equal to 12.5 basis points of such Lender’s outstanding Loans and unfunded Commitments. In addition, the Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby.

(e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 3
MISCELLANEOUS

        3.1 Representations and Warranties. Each of the Credit Parties represents and warrants as follows as of the date hereof, after giving effect to this Amendment:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

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(d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

        3.2 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

        3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

        3.4 Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

        3.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable expenses of the Administrative Agent’s legal counsel.

        3.6 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

        3.7 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

        3.8 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this

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Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

        3.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

        3.10 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent, the Lenders and their respective successors and assigns.

        3.12 General Release. In consideration of the Administrative Agent entering into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such person’s gross negligence, bad faith or willful misconduct.

        3.13 Consent to Jurisdiction; Service of Process; Arbitration; Waiver of Jury Trial; Waiver of Consequential Damages. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.14, 9.15 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Pages to Follow]

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BRADLEY PHARMACEUTICALS, INC.
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	BRADLEY PHARMACEUTICALS, INC., a Delaware corporation

By: Name: Title:

GUARANTORS:	DOAK DERMATOLOGICS, INC., a New York corporation

By: Name: Title:

BIOGLAN PHARMACEUTICALS CORP., a Delaware corporation

By: Name: Title:

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders and as a Lender

By: Name: Title:

CONSENT TO THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        This Consent is given pursuant to the Amended and Restated Credit Agreement, dated as of November 14, 2005 (as previously amended and modified, the “Amended and Restated Credit Agreement”; and as further amended by the Third Amendment (as defined below), the “Amended Credit Agreement”), by and among Bradley Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Amended Credit Agreement unless otherwise defined herein.

        The undersigned hereby approves the Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”), dated as of September 25, 2006, by and among the Borrower, the Guarantors and Administrative Agent, and hereby authorizes the Administrative Agent to execute and deliver the Third Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Third Amendment and the Amended Credit Agreement.

        A duly authorized officer of the undersigned has executed this Consent as of the ___ day of September, 2006.

[INSERT LEGAL NAME OF LENDER]

By: Name: Title: